Exhibit 99.3

AMENDMENT NO. 1 TO WARRANTS

THIS AMENDMENT NO. 1 TO WARRANTS, dated as of February 3, 2009 (this “Amendment”), is issued by nFinanSe Inc., a Nevada corporation (the “Company”), to ____________________ (the “Holder”).

RECITALS

A. WHEREAS, the Company, the Holder and other lenders (together with the Holder, the “Lenders”) are parties to that certain Loan and Security Agreement, dated as of June 10, 2008, as modified by a First Amendment to Loan and Security Agreement, dated as of August 18, 2008, and a Second Amendment to Loan and Security Agreement, dated as of September 4, 2008 (as previously amended, the “Original Loan and Security Agreement”); and

B. WHEREAS, the Company and the Lenders entered into that certain Amended and Restated Loan and Security Agreement, dated as of November 26, 2008 (the “Amended Loan and Security Agreement”), in order to allow for certain accommodation loans (the “Accommodation Loans”); and

C. WHEREAS, the Company has requested that the Lenders provide the full amount of the Accommodation Loans pursuant to the terms and conditions of the Amended Loan and Security Agreement; and

D. WHEREAS, the Company has further requested that the Lenders amend the Amended Loan and Security Agreement, which amendment enables the Company to keep the Accommodation Loans outstanding in the event the Company issues any debt or equity securities (the “Amendment”); and

E. WHEREAS, in consideration for the Holder’s participation in the Accommodation Loans and entrance into and execution of the Amendment, the Company agreed to amend any and all warrants to purchase shares of the Company’s common stock currently held by the Holder (such warrants as listed on Schedule A hereto, the “Warrants”) such that the exercise price (the “Exercise Price”) of the Warrants shall be reduced to $1.00 per share.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.           The Exercise Price set forth in the first sentence of the first paragraph of the Warrants is hereby amended to be $1.00.

2.           Any provision of the Warrants which is inconsistent with the provisions of this Amendment shall be deemed amended to effectuate the intention expressed herein.  Except as hereby amended, the Warrants shall remain unchanged and in full force and effect.

[Signature Page Follows.]

DB1/62547772.1

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

NFINANSE INC.
By:
Name:
Title:

DB1/62547772.1

Schedule A
The Warrants

__________________

DB1/62547772.1